Exhibit 10.2
SEVERANCE AGREEMENT AND RELEASE
     This Severance Agreement and Release (“Agreement”) is made by and between James Fusaro (“Executive”) and Amkor Technology, Inc., a Delaware Corporation (“Company”), (jointly referred to as the “Parties”).
RECITALS
     WHEREAS, Executive was employed by the Company;
     WHEREAS, the Executive’s employment by the Company terminated on May 12, 2011 (the “Termination Date”);
     WHEREAS, the Executive and the Company desire to settle fully and finally all matters between them to date, including, but in no way limited to, any issues that might arise out of the Executive’s employment with or his separation from the Company;
     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
COVENANTS
1. Separation. The Executive ceased to be Company’s Executive Vice President, Product Management, Assembly & Test Business Unit on the Termination Date, and ceased all other positions of any kind with the Company and its subsidiaries and affiliates.
2. Consideration. The Company agrees to pay Executive a lump sum of $520,000.00, less applicable tax withholdings. This payment will be made to Executive no later than the first pay period subsequent to the expiration of the seven (7) day revocation period described in Section 7 (c) hereof.
3. Stock. As of the Termination Date, Executive has 150,250 vested and outstanding stock options (“Options”). Options must be exercised within a specified period of time following the Termination Date, as set forth in the closing statement in Exhibit A hereto. Options not exercised by the specified date are forfeit. In addition, as of the Termination Date, Employee has 6,250 vested shares from his restricted stock award under Employee’s Restricted Stock Award (“RSA”), granted on February 3, 2010 and February 14, 2011 (“RSA”). The balance of the shared granted under the RSA shall not vest and are forfeited.
4. Benefits. Executive’s health insurance benefits will cease on May 31, 2011, subject to Executive’s right to continue his health insurance under COBRA. Company will pay for twelve (12) months of health insurance under COBRA on Executive’s behalf. Executive’s participation in all other benefits and incidents of employment (including, but not limited to, the accrual of vacation and paid time off) ceased on the Termination Date.
5. Payment of Salary. Executive acknowledges and represents that Executive has been paid all salary, wages, accrued vacation, paid time off in the amount of $66,500.00, bonuses,

commissions, and any and all other benefits and compensation due to Executive from Company and any of its affiliates.
6. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:
          (a) any and all claims relating to or arising from Executive’s employment with the Company, or the termination of that employment;
          (b) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
          (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act of 2002; the Family and Medical Leave Act, as amended; the Arizona Civil Rights Act, as amended; the Arizona Employment Protection Act, as amended, or any claim for workers’ compensation;
          (d) any and all claims for violation of the federal, or any state, constitution;
          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          (f) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
          (g) any and all claims for attorneys’ fees and costs.
     The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

7. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he/she has been advised by this writing that:
(a) Executive should consult with an attorney prior to executing this Agreement;
(b) Executive has up to twenty-one (21) days within which to consider this Agreement;
(c) Executive has seven (7) days following his execution of this Agreement to revoke this Agreement;
(d) this Agreement shall not be effective until the revocation period has expired; and,
(e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
8. Confidential Information. Executive recognizes that due to his service, Executive has had access to non-public proprietary information, confidential information and trade secrets. Consequently, at all times after the Termination Date Executive will not, without the prior express written consent of the Company, use for himself or for others or directly or indirectly divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power). For purposes of this Agreement, “Confidential Information” shall mean all information respecting the business and activities of the Company or any of its affiliates, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company or any of its affiliates. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive’s breach of any portion of this Section 8). Executive will use particular care to ensure that such Confidential Information does not become known to those who are engaged in activities competitive with those of the Company or any of its affiliates. In addition, Executive represents, warrants and agrees that he is in compliance with the Company’s Code of Business Conduct.

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10. Assistance. The Executive agrees to personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company. The Company will reimburse Executive for any reasonable out of pocket costs and reasonable travel expenses, including but not limited to hotel, airfare and meals, incurred in connection with providing such assistance.
11. No Cooperation. Except as otherwise prohibited by law, Executive agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.
12. Non-Solicitation. During the period from the Termination Date through and including May 12, 2012, Executive shall not, without the express prior written consent of Company, which may be given or withheld by Company in its sole discretion, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity, solicit or encourage any employee or consultant of Company to leave the employment of or cease to perform services for Company.
13. Non-Disparagement. Executive agrees that he will not make any disparaging remarks, comments or statements to the press, the employees of the Company or its affiliates or to the Releasees, or to any individual or entity with whom they have dealings, which are reasonably likely to (a) damage materially the reputation of the Company or any Releasee or (b) interfere materially with the contracts or business relationships of the Company.
14. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.
15. Arbitration; Injunctive Relief. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Maricopa County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the agreements incorporated herein by reference. Executive acknowledges that a breach by Executive of the obligations set forth in Sections 6, 7, 8, 11, 12 and 13 above will result in irreparable harm and that such breach will be deemed “material”, entitling the Company to money damages and other appropriate relief including an injunction to prevent any further breach of this Agreement.
16. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.
17. Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
18. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstances, will to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.
19. Entire Agreement. This Agreement, the Indemnification Agreement, the Confidentiality and Intellectual Property Obligations Agreement and Memorandum of Agreement (in each case, by and between Company and Executive and any and all Stock Agreements (Option Agreements, RSA) represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company and its affiliates, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive’s relationship with the Company, Parent and their affiliates.
20. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their respective authorized representatives.
21. Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice of law provisions.
22. Effective Date. This Agreement is effective on after it has been signed by both parties and after eight (8) days have passed following the date Executive signed the Agreement, provided he has not revoked it pursuant to Section 7(c) of the Agreement (the “Effective Date”).
23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that they:
(a) have read this Agreement;

(b) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c) understand the terms and consequences of this Agreement and of the releases it contains; and
(d) are fully aware of the legal and binding effect of this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Amkor Technology, Inc.

Dated: 5/23/2011	By	/s/ Brenda Perry
Brenda Perry
Senior Director, Human Resources

Dated: 5/23/2011		/s/ James Fusaro
James Fusaro, an individual